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                                                                   Exhibit 10.41

                   SEPARATION AGREEMENT AND RELEASE OF CLAIMS

Timothy Dooley ("Employee") was employed by Cidco, Incorporated ("Company") under an employment contract on or about September 30, 1994. The Company and Employee mutually agree that Employee's employment with the Company has terminated on January 12, 2001. In consideration of the benefits offered to Employee as set forth and described in Attachment A, Employee agrees on behalf of himself, heirs, executors, administrators, successors, and assigns, fully and forever does RELEASE and DISCHARGE the Company, its officers, directors, agents, employees, affiliates, representatives, successors and assigns from any and all claims and causes of action arising out of or relating in any way to the Employee's employment with the Company, including, but not limited to, any rights under any employment contract. However, this release does not include claims based on acts or omissions of the Company that arise or occur after January 12, 2001. The benefits described in Attachment A are a complete and final list of Employee's benefits. Additionally, the Employees agrees to the following:

1. Employee understands and agrees that this RELEASE is a full and complete waiver of claims, including but not limited to, claims of wrongful discharge, breach of contract, breach of the covenant of good faith and fair dealing, violation of public policy, defamation, personal injury, emotional distress, claims under Title VII of the 1964 Civil Rights Act, as amended, the California Fair Employment and Housing Act, the Equal Pay Act of 1963, California Labor Code Section 1197.5, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and under any other comparable state or federal laws and regulations relating to employment or employment discrimination. The only exceptions are claims Employee may have for unemployment compensation and workers' compensation or claims based on acts or omissions of the Company that arise or occur after January 12, 2001.

2. Employee understands and agrees that he will receive, regardless of the execution of this RELEASE, all salary owed together with any accrued but unused vacation pay, less deductions, in the final paycheck earned through termination date.

3. In addition, and in further consideration of the foregoing, Employee acknowledges that in the future he may discover facts different from or in addition to those which he now knows or believes to be true and that this RELEASE shall be and remain effective in all respects notwithstanding such different or additional facts or the discovery of such facts. Furthermore, in consideration of the foregoing, Employee hereby expressly waives any and all rights and benefits conferred upon him by the provisions of Section 1542 of the Civil Code of the State of California and/or any analogous law of any other state.

4. A general release does not extend to claims which the creditor [employee] does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor [Company]. Employee will return within seven (7) days of termination all Company Confidential Information, including files, records, computer access codes and instructions manuals, as well as any Company assets or equipment that he has in his possession or under his control. Employee further agrees not to keep any copies of Company Confidential Information. Employee affirms the obligation to keep all Company Confidential Information confidential and not to use or disclose it to any person, company or other third party in the future. The term "Company Confidential Information" above is defined as:

        (a) Confidential business or technical information of the Company, including information received from third parties under confidential conditions; and

        (b) All other trade secrets and proprietary information of the Company including technical, scientific, marketing, business, personnel, product development, know-how or financial information, and any other


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                information, the use or disclosure of which might reasonably be determined to cause damage or serious harm to the Company.

        Nothing herein affects the Company's Indemnification of Employee Agreement, which remains in full force and effect.

5. Employee agrees for a period of one (1) year he will not solicit, or cause others to solicit any employees, contractors or customers of the Company and/or any of its affiliates, subsidiaries or parent companies to terminate their employment or business relationship with the Company.

6. Employee agrees to keep this RELEASE confidential and not to reveal its contents to anyone except his lawyer, spouse and/or financial consultant.

7. All disputes under this RELEASE will be settled by arbitration in the County of Santa Clara, in accordance with the rules of the American Arbitration Association, or its successor, and judgment upon the award rendered may be entered in any court with jurisdiction. If there is a dispute with respect to this RELEASE, the losing party will be responsible for both parties' attorney fees and other costs and expenses incurred in resolving the dispute. The arbitrator(s) will have the power to determine the prevailing party.

8. This RELEASE contains the entire agreement between the Company and Employee with respect to any matters referred to in the RELEASE and supersedes any previous oral or written employment or other agreements.

9. If any one or more of the previsions contained in this RELEASE is, for any reason, held to be unenforceable, that holding will not affect any other provision of this RELEASE, but, with respect only to that jurisdiction holding the provision to be unenforceable, this Release shall then be construed as if such unenforceable provision or provisions had never been contained herein.

10. Before executing this RELEASE, Employee agrees he has obtained sufficient information to intelligently exercise his own judgment about the terms of the RELEASE. Employee understands that he may discuss this RELEASE with an attorney of his own choosing before signing this RELEASE.

11. Employee understands for a period of seven (7) days after signing this RELEASE, Employee may revoke this RELEASE and that the RELEASE will not become effective until seven (7) days after Employee signs it, and only then if Employee does not revoke it. In order to revoke this RELEASE, Employee must deliver to the Company's Vice President of Human Resources, by no later than seven (7) days after Employee executes this RELEASE, a letter stating that Employee is revoking it.

12.     This agreement will be governed by California law.


                        EMPLOYEE'S ACCEPTANCE OF RELEASE

BEFORE SIGNING MY NAME TO THIS RELEASE, I STATE THAT: I HAVE READ IT; I UNDERSTAND IT AND KNOW THAT I AM GIVING UP IMPORTANT RIGHTS; I AM AWARE OF MY RIGHT TO CONSULT WITH AN ATTORNEY BEFORE SIGNING IT; AND I HAVE SIGNED IT KNOWINGLY AND VOLUNTARILY.

Date delivered to employee:

Executed this day of:

Employee's Signature:

Printed Name:  Timothy Dooley


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Received and accepted for Cidco, Incorporated

By:

Date:


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ATTACHMENT A                      SEPARATION AGREEMENT AND RELEASE OF ALL CLAIMS

1. Company shall pay Employee one hundred and fifty thousand dollars ($150,000) within 8 business days after employee's signature and return of this Agreement.

2. All of Employee's (the "Optionee") stock options (the "Option"), to the extent unexercised on the date on which the Optionee's employment terminated, may be exercised by the Optionee at any time prior to the expiration of six (6) months after January 12, 2001, but in any event no later that the Option Expiration Date, and the Option shall become immediately exercisable and vested in full as of the date on which the Optionee's employment terminated.



Acknowledged

Timothy Dooley:   ______________________________